UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 14, 2020

Wyndham Hotels & Resorts,Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38432 (Commission File Number)	82-3356232 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, Wyndham Hotels & Resorts, Inc. (the “Company”) announced that the role of Chief Administrative Officer is being eliminated, effective March 1, 2021. Mary Falvey will leave the Company on that date. Monica Melancon, who currently leads Human Resources for the Company’s managed hotel operations in North America from its Irving, Texas office, will assume the Chief Human Resource Officer role (a role formerly held by the Chief Administrative Officer), effective March 1, 2021. Ms. Melancon will relocate to the Company’s Parsippany, NJ world headquarters and oversee all human resources functions for the Company.

In connection with Ms. Falvey’s departure from the Company, the Company expects to enter into a Separation and Release Agreement with Ms. Falvey providing for separation consideration consistent with the terms of her employment letter dated May 16, 2018.  The Company’s obligation to provide the separation consideration is contingent on Ms. Falvey’s execution and non-revocation of a release of claims, if any, on the date of execution of her agreement and date of her final separation from the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wyndham Hotels & Resorts, Inc.

Date: December 15, 2020	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel & Corporate Secretary